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                                                                  EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 4 to the registration statement on Form SB-2 (File No. 33-71816-LA) of our report dated November 27, 1996, except for notes 6 and 7 as to which the date is January 6, 1997, on our audits of the financial statements of Boardwalk Casino, Inc. as of and for the years ended September 30, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts".



/s/ COOPERS & LYBRAND L.L.P.
--------------------------------
    COOPERS & LYBRAND L.L.P.

Las Vegas, Nevada
January 24, 1997